Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF) HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Effective Date: June6, 2017Void After: June 6, 2027

MARRONE BIO INNOVATIONS, INC.

WARRANT TO PURCHASE COMMON STOCK

Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), for value received on June 6, 2017 (the “Effective Date”), hereby issues to MZHCI, LLC (the “Holder”) this Warrant (the “Warrant”) to purchase up to 80,000 shares of the Company’s Common Stock (as defined below) at the Exercise Price (as defined below)  on or before June 6, 2027 (the “Expiration Date”), all subject to the following terms and conditions. This Warrant shall be exercisable, in whole or in part, at any time from time to time, as follows: the shares shall vest in six equal tranches on the 6th day of each month following the issuance of this Warrant, subject to the continued effectiveness of the investor relations consulting agreement dated June 6, 2017 by and between the Holder and the Company. The Warrant Shares (as defined below) issued upon exercise of this Warrant shall be subject to the provisions of the Company’s certificate of incorporation, as in effect from time to time.  This Warrant, together with any other Warrants issued upon the transfer or exchange of all or any part of such Warrant or Warrants, are collectively referred to as the “Warrants”, and any Holder, together with any other holder of Warrants, are collectively referred to as the “Holders”.

As used in this Warrant:

(i) “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(ii) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close;

(iii) “Common Stock” means (i) the Common Stock, par value $0.00001 per share, of the Company, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock;

(iv) “Exercise Price” means $1.10 per whole share of Common Stock, subject to adjustment as provided herein;

(v) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof;

(vi) “Trading Day” means any day on which the Common Stock is traded on the primary national or regional stock exchange on which the Common Stock is listed, or if not so listed, the OTC Bulletin Board, if quoted thereon, is open for the transaction of business, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York City time); and

(vii) Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged, or converted, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event.

1.	DURATION AND EXERCISE OF WARRANT

(a)Exercise Period.  Subject to the terms of this Warrant, including the vesting schedule set forth herein, the Holder may exercise this Warrant at any time and from time to time, in whole or in part, on any Business Day on or before 5:00 P.M., Eastern Time, on the Expiration Date, at which time this Warrant shall become void and of no value, and all rights hereunder shall thereupon cease.

(b)	Exercise Procedures.

(i)While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant, in whole or in part, as follows:

(A)By presentation and surrender of this Warrant to the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, with a duly executed copy of the Notice of Exercise attached as Exhibit A; and

(B)Payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount,

the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or in the form of a Cashless Exercise (as defined below) to the extent permitted in Section 1(b)(ii) below.

(ii)In addition, while this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may also, in its sole discretion, exercise (so long as at the time of exercise, the fair market value (as defined below) exceeds the then-current Exercise Price) all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (1) the Notice of Exercise and (2) the original Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant, a number of Warrant Shares having a fair market value (as determined below) equal to the Aggregate Exercise Price, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

X =Y * (A - B)

       A

with:X = the number of Warrant Shares to be issued to the Holder

Y =the number of Warrant Shares with respect to which the Warrant is being exercised

A =the fair market value per share of Common Stock on the date of exercise of the Warrant

B =the then-current Exercise Price of the Warrant

Solely for the purposes of this Section 1(b)(ii), “fair market value” per share of Common Stock shall mean (A) if the Common Stock is publicly traded, the average of the closing sales prices, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, the OTC Bulletin Board if quoted thereon, on the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, or (B) if the Common Stock is not publicly traded as set forth in clause (A) of this sentence, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company (subject to Section 15).

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(iii)Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall promptly issue and cause to be registered with the Company’s transfer agent (the “Transfer Agent”) a book entry position for the total number of Warrant Shares for which this Warrant is being exercised. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) on which the conditions set forth in Section 1(b) have been satisfied. On or before the second Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (or notice of a Cashless Exercise in accordance with Section 1(b)(ii)) (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Transfer Agent. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. If the number of Warrant Shares represented by this Warrant is greater than the actual number of Warrant Shares being acquired upon such an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise, and at its own expense, issue a new Warrant of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(c)Partial Exercise.  Subject to the terms of this Warrant, including the vesting schedule set forth herein, this Warrant shall be exercisable, either in its entirety or, from time to time, for only part of the number of Warrant Shares referenced by this Warrant. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares that remain subject to this Warrant.

(d) Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 16.

2.	ISSUANCE OF WARRANT SHARES

(a)The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of the Holder and except as arising from applicable federal and state securities laws.

(b)The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c)The Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3.	ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES; FUNDAMENTAL TRANSACTION

(a)The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a); provided, that notwithstanding the provisions of this Section 3(a), the Company shall not be required to make any adjustment if and to the extent that such adjustment would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all shares of Common Stock that have been reserved for issuance upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock.  If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use commercially reasonable efforts to obtain the necessary shareholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3(a).

(i)Subdivision or Combination of Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased.  If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares shall be proportionately decreased.  Any adjustment under this Section 3(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.  The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii)Distribution of Assets. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore: (x) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 3(a)(i) above); (y) any cash paid or payable otherwise than as a cash dividend; or (z) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 3(a)(i) above); then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common

Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (y) and (z) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

(b)Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c)Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the Company, directly or indirectly, effects any sale, assignment, transfer or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, this Warrant shall terminate, provided, however, that Company shall cause the portion of this Warrant that has vested and is exercisable as of the date of such Fundamental Transaction to be redeemed in connection with such Fundamental Transaction (which shall include an express provision in the definitive agreement related to such Fundamental Transaction to obligate the parties to effectuate the redemption or similar repurchase or “cash out” of the vested and exercisable portion of this Warrant as contemplated in this Section 3(c)) for the same consideration that would have been payable in respect of all of the vested and exercisable Warrant Shares that would have been issuable to the Holder if this Warrant had been fully exercised by Cashless Exercise on the date of, and immediately prior to, the Fundamental Transaction.

4.	TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a)Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b)Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares that may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c)Warrant not Transferrable; Restrictions on Transfers. This Warrant may not be transferred at any time without both (x) the consent of the Company, in its sole discretion, and (y) either (i) registration under the Securities Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(d)Permitted Transfers and Assignments.  Notwithstanding any provision to the contrary in this Section 4, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the consent of the Company or the opinion from counsel that may be required by Section 4(c)(ii); provided that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

5.	MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

6.	PAYMENT OF TAXES

The Company shall not be required to pay any tax in respect of the preparation, issuance, delivery or transfer of this Warrant or the Warrant Shares to the Holder or any other Person.

7.FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Holder would otherwise be entitled.

8.REPRESENTATIONS AND WARRANTIES

(a)Holder Representations.  The Holder represents and warrants to, and covenants with, the Company that: (i) the Holder is an “accredited investor” as defined in Regulation D under the Securities Act and the Holder is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Warrant, including investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Warrant; (ii) the Holder is acquiring the Warrant in the ordinary course of its business and for its own account for investment only and with no present intention of distributing the Warrant or entering into any arrangement or understanding with any other persons regarding the distribution of the Warrant; and (iii) the Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.  The Holder understands that its acquisition of the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

(b)Compliance With Securities Laws.  The Holder hereby covenants with the Company not to make a sale of the Warrant, including the Warrant Shares, without complying with the provisions of this Warrant, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Holder is selling such Warrant in a transaction not subject to the prospectus delivery requirements), and the Holder acknowledges that any certificates evidencing the Warrant or Warrant Shares, will be imprinted with a legend that prohibits their transfer except in accordance therewith.

(c)Disclosure of Information.  Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant.  Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(d)Investment Decision by Holder.  The Holder understands that nothing in this Warrant or any other materials presented to the Holder in connection with the purchase and sale of the Warrant constitutes legal, tax or investment advice.  The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Warrant.

9.NO EQUITY INTEREST RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

Each certificate or book entry position for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate or book entry position for Warrant Shares issued to any subsequent transferee of such Warrant Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

10.NOTICES

All notices, consents, waivers and other communications under this Warrant must be in writing and will be deemed given to a party:  (a) when delivered to the appropriate address of the Holder or the Company, as applicable, by hand or by nationally recognized overnight courier service (costs prepaid); (b) when sent by facsimile or e-mail to the Holder or the Company, as applicable, with confirmation of transmission by the transmitting equipment; (c) when received or rejected by the addressee, if sent by certified mail, return receipt requested, to the Holder or the Company, as applicable; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder or the Company, as applicable.  Such notices shall be sent, if to the Holder, to MZHCI, LLC, 5055 Avenida Encinas, Suite 130, Carlsbad, CA 92008, or if to the Company, to it at 1540 Drew Ave., Davis CA 95618, Attention: Linda V. Moore, General Counsel (or to such other address, facsimile number or e-mail address as the Holder or the Company as a party may designate by notice the other party) with a copy to Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, CA 94304, Attention: Charles S. Farman, Esq.

11.	SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.	BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

13.	SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

14.	GOVERNING LAW

This Warrant shall be governed by and construed in accordance with California law without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

15.	DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days, submit via facsimile the disputed determination of the Exercise Price to an independent, reputable investment bank or accounting firm selected by the Company and approved by the Holder. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

16.	NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting equity securities (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

17.	RESERVATION OF SHARES

The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use commercially reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s shareholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

18.	HEADINGS

The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

19.	AMENDMENT AND WAIVERS

Any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Warrant Shares issuable upon exercise of the Warrants.

20.	NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no Person may assert any rights as third-party beneficiary hereunder.

SIGNATURE PAGE FOLLOWS

Exhibit 4.1

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

MARRONE BIO INNOVATIONS, INC.

By: /s/ Pamela g. Marrone

      Name: Pamela G. Marrone

      Title:President and Chief Executive Officer

Agreed and acknowledged:

MZHCI, LLC

By: /s/ Ted Haberfield

      Name: Ted Haberfield

         Title:President

Exhibit 4.1

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Marrone Bio Innovations, Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ full shares of Marrone Bio Innovations, Inc. common stock issuable upon exercise of the Warrant and delivery of:

(1)$__________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; and

(2)__________ shares of Common Stock (pursuant to a Cashless Exercise in accordance with Section 1(b)(ii) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares equal the number sufficient to effect a Cashless Exercise).

The undersigned requests that such shares be issued in the name of:

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

_________________________________________

_________________________________________

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

_________________________________________

_________________________________________

Name of Holder (print):

(Signature):   ___________________________________

(By:)  _________________________________________

(

Title:

Dated:

Exhibit 4.1

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Warrant Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):

(Signature):   ___________________________________

(By:)  _________________________________________

(

Title:

Dated: